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                                                                  EXHIBIT 10.38










              AGREEMENT FOR LINUX PROFESSIONAL CONSULTING SERVICES

                                     BETWEEN

                         THE SANTA CRUZ OPERATION, INC.

                                       AND

                              CALDERA SYSTEMS, INC.
















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              AGREEMENT FOR LINUX PROFESSIONAL CONSULTING SERVICES


This Agreement for Linux Professional Consulting Services ("Agreement") is made and entered into as of the date of the last signature hereto ("Effective Date"), by and between The Santa Cruz Operation, Inc. ("SCO"), a California corporation, with offices at 425 Encinal Street, Santa Cruz, CA 95061 and Caldera Systems, Inc. a Utah corporation, with offices at 240 West Center Street, Orem, UT 84057.

WHEREAS, the parties desire for SCO to provide Linux Professional Consulting Services for CALDERA customers as requested by CALDERA, and agreed to by SCO;

NOW, THEREFORE, in consideration of the payments herein provided to be made and the mutual promises, agreements and undertakings herein contained, the parties mutually agree as follows:

1.0      DEFINITIONS

As used in this Agreement, terms shall have the meanings set forth below or as specified in the sections in which they are used:

1.1 "Work Product" shall mean all programs, software, documentation or related materials created by SCO for CALDERA or any CALDERA customer or in the performance of Services.

1.2 "Deliverables" shall mean all other items delivered to CALDERA or any CALDERA customer in the performance of Services which are not included as part of Work Product and may be subject to the licensing restrictions set forth in Section 2.2 herein below.

1.3 "Services" shall mean SCO Linux Professional Services, SCO Professional Consulting Services, and/or any other services provided by SCO under this Agreement.

1.4 "Service Package" shall mean SCO Linux Audit Package or any other SCO Professional Consulting Services Packages provided by SCO under this Agreement.

2.0      SCOPE OF SERVICES

2.1 From time to time, CALDERA may enter into agreements with or make proposals to customers under circumstances where CALDERA may desire to include in such agreements or proposals services which can be performed by SCO. These services may include: (a) services which are subcontracted by CALDERA to SCO, (b) services which are sold by CALDERA to the customer and performed by SCO for the customer, and (c) services which are performed by SCO for CALDERA to assist CALDERA in the performance of its obligations or undertakings to the customers. Such services under (a), (b) or (c) may be provided by SCO as Services pursuant to this Agreement. Services shall be contracted for under this Agreement when CALDERA requests the Services and a validated written Task Order, as defined in Section 2.2 below, is in place for the Services. Certain Services may be in the form of a Service Package.

2.2 Any Services and payments rendered under this Agreement shall be pursuant to a validated written task order ("Task Order"), which at a minimum shall specify (1) the nature of the Services to be done; (2) the period over which Services in support of the task are to be rendered; (3) a description of any Work Product to be created where applicable and other Deliverables to be delivered by SCO, (4) the specifications and other requirements for any such



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         Work Product and other Deliverables, (5) the fee for the Services to be rendered (which fee shall include payment for the Work Product and other Deliverables); and (6) any travel and living expenses that may apply. To the extent any Deliverables contain intellectual property rights of SCO or its suppliers, appropriate licenses to use such Deliverables will be attached as part of the Task Order. CALDERA shall provide SCO with information appropriate for SCO to effectively perform the Services. A Task Order shall be considered validated and in place when signed by an authorized representative of each party. A sample of such Task Order is attached as Exhibit A hereto and made a part hereof. A Task Order may be modified to include additional agreed upon items, as long as such modification is done in writing and signed by both parties.

2.3 CALDERA understands and acknowledges that SCO may need to perform, on a case by case basis, an assessment to determine the feasibility of any particular job. SCO agrees to deliver Services based on availability and capability of SCO Professional Services staff, and reserves the right to decline work offered by CALDERA.

2.4 SCO shall devote such time, resources and personnel to the performance of Services as are necessary for a satisfactory performance.

2.5 If CALDERA customers request consulting services outside of the CALDERA product or service set, CALDERA may refer those customers to SCO, as CALDERA deems appropriate.

2.6 Both parties retain the right to contract for similar services with other businesses or individuals. This relationship and Agreement are non-exclusive.

2.7 The Services will be performed by competent and qualified representatives of SCO in a professional and timely manner. In the event SCO hires a contractor to perform its obligations under this Agreement, it shall enter into appropriate agreements with them, sufficient to enable the parties to comply with all the terms of this Agreement. SCO will exercise its commercial best efforts to provide Services, Work Product and other Deliverables in a manner and time requested by CALDERA to meet its obligations to CALDERA's customers, and as agreed to by SCO. The Work Product and other Deliverables will conform to their respective specifications and descriptions. SCO will promptly correct any defect or error that comes to its attention, pursuant to Section 12.0 herein.

3.0      INDEPENDENT CONTRACTOR STATUS

3.1 CALDERA shall not control the details, manner or means by which SCO performs the Services in any material respect.

3.2 SCO and CALDERA expressly intend and agree that SCO shall be an independent contractor and under no circumstances is SCO an employee, agent, partner or joint venturer of CALDERA.

3.3      Both parties agree and understand that notwithstanding the operation of
         Section 3.2 with respect to the relationship between the parties, neither party shall represent itself to third parties to be the agent, employee, partner or joint venturer of the other. Further, neither party shall make any statements on behalf of or otherwise purporting to bind the other in contract or otherwise.



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4.0      COMPENSATION AND EXPENSES

4.1 For those Services which are offered by SCO in the form of Service Packages, CALDERA will purchase Service Packages from SCO at a twenty percent (20%) discount based on SCO's then-current list price for such Service Packages.

4.2 Payment for all other Services outside of the Service Packages will be billed at SCO's then-standard rates, with discounts for long-term engagements (i.e. engagements three (3) days or longer), or as otherwise mutually agreed to between the parties. However, for engagements which are three (3) days or longer in duration, CALDERA shall pay SCO no less than a minimum of one-hundred fifty dollars ($150) per hour for each of its lowest level consultant or two hundred fifty dollars ($250) per hour for each of its highest level consultant, plus reasonable travel and living expenses for Services provided as described in this Section 4.2.

4.3 Notwithstanding the foregoing, the parties may negotiate fees or discounts in any given Task Order, and the fees and discounts agreed to in a Task Order shall govern the Services or Service Packages of that Task Order.

4.4 Payment terms for Services and Service Packages under this Section 4.0 shall be net thirty (30) days from date of receipt of invoice.

5.0      MARKETING

         CALDERA intends to announce a professional consulting services offering to the public. As part of this announcement, the parties agree to jointly issue the joint press announcement to be mutually agreed by both parties. The parties will further be entitled to make separate announcements.

6.0      TRAINING

         By ______________, SCO and CALDERA will agree on a cross training program for CALDERA products with the intention of training SCO representatives performing Services under this Agreement and any related Task Orders to the levels of knowledge desired by CALDERA. The cross training program will be delivered jointly by SCO and CALDERA. Each party shall bear its own expenses. CALDERA shall have no obligation to disclose any trade secrets or information it elects to withhold. However, CALDERA agrees that it will disclose any appropriate or relevant information necessary to SCO to effectively perform the Services under this Agreement and any related Task Orders.

7.0      CONFIDENTIAL INFORMATION

7.1 Both parties shall retain in confidence all information of the other party, its business, its customers, or its suppliers as appropriate, transmitted to either party under this Agreement which has been identified as being confidential or which by the nature of the information (including but not limited to source code) or the circumstances surrounding the disclosure should be treated as confidential ("Confidential Information"). Both parties shall refrain from using or exploiting any Confidential Information for any purpose or activity other than those necessary to or contemplated by this Agreement. Neither party shall disclose or facilitate the disclosure of Confidential Information to any third party and shall not copy, duplicate, reproduce, distribute or otherwise disseminate Confidential Information except as necessary to or contemplated by this Agreement. Both parties understand and agree that Confidential


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         Information constitutes valuable business assets of the parties, and their suppliers as appropriate, and that any unauthorized use or disclosure may cause irreparable damage to the parties and their suppliers. Within ten (10) calendar days after termination of this Agreement for any reason, both parties shall return to the other or destroy all whole and partial copies of Confidential Information regardless of the form such Confidential Information may be in, including but not limited to, machine images, machine-readable or printed forms.

7.2 This Section 7.0 shall not apply or shall cease to apply to information supplied: (1) if it has come into the public domain without breach of confidence; (2) which was known without restriction of disclosure prior to its first receipt of the same; or (3) which is hereafter rightfully furnished by a third party without restriction on disclosure; or (4) is required to be disclosed pursuant to any statutory requirement or court order. In the event Confidential Information is required to be disclosed by any statutory requirement or court order, the party being requested to provide such Confidential Information shall promptly notify the other party in writing and, upon request, shall assist that party in obtaining a protective order and opposing such disclosure.

8.0      INTELLECTUAL PROPERTY

8.1 (a) Copyrights. The parties intend that for copyright purposes any Work Product produced or delivered by SCO to CALDERA or for CALDERA customers in the provision of Services under this Agreement shall be considered a "work made for hire" as this term is defined in 17 USC Sec 101 and used in 201(b), i.e., CALDERA and/or CALDERA's customer shall be the author thereof and the owner of the copyrights thereto. To the extent that the Work Product is not within said definition, then all copyrights in and to the Work Product shall be owned by CALDERA and/or CALDERA's customer and are hereby assigned by SCO to CALDERA and/or CALDERA's customer, free and clear of any lien, license or other encumbrance.

         (b) Exceptions. Notwithstanding the foregoing, SCO does not assign to CALDERA or CALDERA's customer any SCO Know-How or SCO Tools. "SCO Know-How" includes but is not limited to the methods, concepts, know-how, techniques and processes proprietary to SCO that SCO may use in delivery of Services or Work Product. "SCO Tools" includes but is not limited to the computer code, software tools, objects, and subroutines that may be included by SCO in the delivery of Services or Work Product. However, to the extent Work Product contains or embodies any SCO Know-How or SCO Tools, SCO hereby grants to CALDERA and/or CALDERA's customer a non-exclusive, perpetual, irrevocable, worldwide, fully paid-up license to execute, reproduce, display, perform, modify, merge, distribute, and otherwise use such SCO Know-How or SCO Tools but only to the extent necessary to effectively use Work Product.

8.2 CALDERA shall provide Work Product, Services, and/or Service Packages to its customers on terms that are not in conflict with this Agreement and/or any related Task Orders.

9.0      INDEMNIFICATION

9.1 SCO shall indemnify, defend and hold CALDERA and CALDERA's customers harmless from any and all damages, liabilities, costs and expenses, including attorneys' fees, incurred as the result of any claims, judgments, or adjudications that Work Product created by SCO for CALDERA or CALDERA's customers infringes on any patent, copyright, trademark, trade secret or other intellectual property right, or privacy right or other right of any third party,



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         provided that: (i) CALDERA shall promptly notify SCO in writing of such claims; (ii) SCO shall have control of the defense of any such action and the negotiations for its settlement and compromise; and (iii) CALDERA shall have the right to retain, at its own expense, its own attorneys to defend its interests. Without prejudice to the above, if the Work Product becomes, or is likely to become the subject of any claim of violation of a third party's intellectual property rights, SCO at its own expense shall use reasonable commercial efforts, and in its sole discretion shall procure for CALDERA and CALDERA's customers: (a) the right to continue using the Work Product; (b) replace or modify the Work Product so that the Work Product becomes non-infringing while providing equivalent functionality and performance; or (c) SCO may refund to CALDERA amounts paid for the Work Product, Services, and Service Packages (including travel and living expenses).

9.2 Any standard SCO product licensed as part of Deliverables to CALDERA or any of CALDERA's customers under this Agreement, shall be provided in accordance with SCO's then-current standard end user license agreement.

10.0     TERMINATION

10.1 The term of this Agreement shall be for an initial one year period from the Effective Date. The Agreement shall continue thereafter until written notice to terminate is provided by either party. Termination shall not affect any validated Task Orders or the Services, Work Product or Deliverables of such validated Task Orders, and this Agreement shall in its entirety continue in effect with respect thereto.

10.2 This Agreement may be terminated during the initial term in accordance with the following provisions: (i) by the mutual consent of the parties hereto; or (ii) if a party has breached the terms of this Agreement, this Agreement may be terminated by the non-breaching party on ten (10) days prior written notice to the breaching party providing the breaching party has not cured the breach within the ten (10) day notice period.

10.3 Notwithstanding the foregoing, any validated Task Order which has not been completed upon termination of the Agreement for convenience, shall be completed by SCO and paid for by CALDERA, unless otherwise agreed by the parties.

10.4 (a) CALDERA may terminate the Services under any Task Order at any time. Upon receipt of notice of such termination, SCO will cease such Services and will deliver to CALDERA the Work Product and other Deliverables on an "as completed" and "as is" basis. SCO will be entitled to prorated compensation based on Services performed and/or Work Product created to the date of such notice of termination. Termination under this Section 10.5 shall not effect the continuation of other Task Orders or this Agreement.

         (b) In the event that all of the following occur: (a) a cancellation of Services by CALDERA, (b) a cancellation of CALDERA's contract or services by CALDERA's CUSTOMER that correspond to the cancelled Services, and (c) payment by CALDERA's CUSTOMER to CALDERA of a cancellation fee in addition to and beyond payment for Services, Work Product, or Deliverables, then CALDERA shall share the cancellation fee with SCO on a reasonable pro rata basis.

10.5     Sections 7, 8, 9, 10.3, 10.4, 11, 12 and 13 shall survive any termination of this Agreement.


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11.0     NOTICE

         Any notice required or permitted hereunder shall be in writing and sent to the address first written above or to such other addresses as the parties may from time to time specify, by United States Mail, First Class postage prepaid, by Federal Express, DHL or similar courier or by hand delivery.

12.0     LIMITATION OF LIABILITY

         NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT. DUE TO THE NATURE OF OPEN SOURCE, AND AS PART OF A DEPLOYED SOLUTION, THERE MAY BE THIRD PARTY COMPONENTS PRESENT THAT ARE NOT COMPATIBLE WITH THE SCO WORK PRODUCT. THEREFORE, WHILE SCO AGREES TO PERFORM ALL WORK TO THE SPECIFICATIONS AGREED TO IN THE TASK ORDER, SCO CANNOT GUARANTEE THE PERFORMANCE OF WORK PRODUCT that IS used in conjunction with THIRD PARTY COMPONENTS OR COMPONENTS RELATED TO OPEN SOURCE. SCO AND CALDERA MAKE NO WARRANTY, EXPRESS, IMPLIED OR STATUTORY, NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR A TASK ORDER. SCO DISCLAIMS ANY IMPLIED OR STATUTORY WARRANTY OF, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE WORK PRODUCT, SERVICES, OR SERVICE PACKAGES CONTEMPLATED UNDER THIS AGREEMENT.

         SCO'S SOLE LIABILITY, AND CALDERA'S EXCLUSIVE REMEDY UNDER THIS AGREEMENT AND/OR ANY RELATED TASK ORDERS SHALL BE AS FOLLOWS: SCO MAY RE DO ANY WORK PRODUCT OR REPEAT ANY SERVICES OR SERVICE PACKAGES WHICH HAVE BEEN IMPROPERLY PERFORMED, OR, IN SCO'S SOLE DISCRETION, SCO MAY REFUND TO CALDERA ANY MONIES PAID FOR SUCH WORK PRODUCT, SERVICES OR SERVICE PACKAGES, INCLUDING TRAVEL AND LIVING EXPENSES DIRECTLY RELATED TO SAID WORK PRODUCT, SERVICES OR SERVICE PACKAGES.

         CALDERA HEREBY AGREES THAT THE LANGUAGE AND LIMITATIONS OF LIABILITY IN THIS SECTION 12.0 WILL BE INCORPORATED AND INCLUDED IN ALL AGREEMENTS WITH CALDERA'S CUSTOMERS.

13.0     MISCELLANEOUS

13.1 Both parties warrant that they have the unrestricted right, power, and authority to enter into this Agreement.

13.2 Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

13.3 Neither party shall assign any rights or delegate any obligations hereunder without the prior written consent of the other.

13.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, as applied to agreements performed entirely within the State of Utah by domiciles thereof. In the event of any litigation between the parties, the litigation shall be conducted exclusively in state or federal court in Utah and such courts shall have exclusive jurisdiction and venue over any dispute arising out of this Agreement. SCO and CALDERA hereby consent to the jurisdiction and venue of such courts. If any provision of this Agreement is invalid under any applicable statute or rule of law, such invalidity shall not effect any other provision of this Agreement and the invalid provision shall be limited or construed as necessary to make it valid.




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13.5     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

13.6 The failure of either party hereto to enforce any right under this Agreement shall not be construed to be a waiver of that right, or of damages caused thereby or of any other rights under this Agreement.

13.7 This Agreement and the Exhibits hereto encompass the entire Agreement of the parties.

13.8 The terms of this Agreement may be modified only in a written instrument signed by SCO and CALDERA.

13.9 This Agreement has been negotiated by the parties hereto and their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without strict construction in favor of or against either party.

13.10 The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date last set forth below.


THE SANTA CRUZ OPERATION, INC.                    CALDERA SYSTEMS, INC.

BY:                                               BY:
   ---------------------------                       --------------------------

NAME:                                             NAME:
     -------------------------                         ------------------------

TITLE:                                            TITLE:
      ------------------------                          -----------------------

DATE:                                             DATE:
    --------------------------                         ------------------------








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